UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2007

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On April 9, 2007, the Renovis, Inc. (the “Company”) entered into an amendment to extend the term of its worldwide collaboration and licensing agreement with Pfizer, Inc. to research, develop and commercialize small molecules that target the vanilloid receptor, VR1. The collaboration focuses on potential treatments for pain, urinary incontinence, and other diseases and disorders.

Under the terms of the amendment, Pfizer will continue to fund all aspects of the collaboration including the research and preclinical development efforts at Renovis through June 30, 2008. Other terms of the collaboration and licensing agreements between Pfizer and Renovis have not been changed.

A copy of the press release dated April 10, 2007 relating to the amendment is attached hereto as Exhibit 99.1.

Item 8.01	OTHER EVENTS.

Revised Guidance

Financial projections involve a high level of uncertainty due, among many factors, to the variability involved in predicting the requirements of drug discovery and clinical development activities and the potential for Renovis to enter into new licensing agreements or strategic collaborations. Renovis plans to update financial guidance for 2007, as necessary, when it releases results for each quarter or upon the announcement of material corporate events.

For the year ending December 31, 2007, the Company has updated its financial guidance as previously announced in conjunction with its results for the year ended December 31, 2006 to give effect to the collaboration with Pfizer. The Company now expects:

•	total contract revenue from existing agreements of $5.3 million to $9.8 million; and

•

total operating expenses of $28.0 million to $32.0 million, excluding non-cash, stock-based compensation to be recognized in accordance with SFAS No. 123R and $1.1 million in restructuring expense that we recorded in the first quarter of 2007.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, future financial results, future revenues, future operating expenses, future preclinical and clinical development, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the reports we file with Securities and Exchange Commission, including the “Risk Factors” section of our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 15, 2007. Renovis is providing this information as of the date of this report and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

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Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 10, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: April 10, 2007	By	/s/ John C. Doyle
	Name:	John C. Doyle
	Title:	Senior Vice President, Corporate Development and Chief Financial Officer

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